Exhibit 23.4

Consent of Canaccord Genuity LLC

We consent to the summary and inclusion of our opinion letter dated September 28, 2018, concerning the fairness, from a financial point of view, of the proposed merger consideration to the common stockholders of Pershing Gold Corporation, which is set forth in this proxy statement/prospectus constituting part of Amendment No. 1 to the Registration Statement on Form F-4/A of Americas Silver Corporation filed on or about November 27, 2018.

/s/ Canaccord Genuity LLC

November 26, 2018